UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

BioVie Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-39015	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Avenue, Suite 230 Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

(310) 444-4300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Class A Common Stock, par value $0.0001 per share	BIVI	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2021, BioVie Inc. (the “Company” or “BioVie”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with NeurMedix, Inc. (“NeurMedix”) and Acuitas Group Holdings, LLC (solely for purposes of Section 10.16 of the Purchase Agreement) (“Acuitas”), pursuant to which the Company has agreed to acquire certain assets from NeurMedix and assume certain liabilities of NeurMedix, in exchange for the consideration described below (collectively, the “Transaction”). The acquired assets include, among others, those related to certain drug candidates being developed by NeurMedix, including NE3107, a small molecule orally administered inhibitor of insulin resistance and the pathological inflammatory cascade, with a novel mechanism of action that has potential applications for treatment against Alzheimer’s Disease and Parkinson’s Disease.

At the closing of the Transaction, BioVie will issue to NeurMedix 8,361,308 shares of the Company’s common stock and make a cash payment equal to the aggregate amount of NeurMedix’s direct and documented cash expenditures to advance certain clinical programs from March 1, 2021 through the closing, which cash payment is estimated to be approximately $3.0 million. Subject to the terms and conditions of the Purchase Agreement, following the closing, BioVie will also be obligated to deliver contingent consideration to NeurMedix (or its successor) consisting of (i) a cash payment of approximately $7.3 million, subject to a pivotal clinical trial for NE3107 meeting its primary endpoint(s) and BioVie having successfully raised at least $50 million in new capital, and (ii) shares of BioVie’s common stock having an aggregate value of up to $3.0 billion, subject to the achievement of certain clinical, regulatory and commercial milestones related to the drug candidates to be acquired by the Company from NeurMedix, as more fully set forth in the Purchase Agreement.

The Purchase Agreement includes customary representations and warranties, as well as certain customary covenants, including, among other things: (i) NeurMedix will conduct its business in the ordinary course of business between signing and closing, (ii) each party will use reasonable best efforts to obtain required approvals and third-party consents, (iii) NeurMedix is bound by certain non-solicitation and confidentiality covenants, and (iv) NeurMedix will abide by certain exclusivity covenants. The Transaction is anticipated to close in the second quarter of calendar year 2021.

The closing of the Transaction is subject to customary conditions, including, among other things, the accuracy of representations and warranties, material performance of covenants, and the absence of a material adverse effect. The Purchase Agreement contains customary indemnification rights for each of the Company and NeurMedix for breaches of representations, warranties, and covenants, as well as certain other matters, subject to customary deductibles, caps and other limitations.

The Company’s Board of Directors has approved the Purchase Agreement and the Transaction. The holder of a majority of the outstanding shares of the Company’s common stock has executed a written consent approving the issuance of shares under the Purchase Agreement. The Transaction is expected to close twenty calendar days after a related definitive information statement on Schedule 14C is mailed to the Company’s stockholders. NeurMedix’s Board of Directors and sole stockholder have similarly approved the Purchase Agreement and the Transaction.

Terren Peizer, BioVie’s Chairman and, through April 27, 2021, Chief Executive Officer, is the indirect owner of NeurMedix and the direct owner of Acuitas. Acuitas currently beneficially owns approximately 80% of the issued and outstanding shares of the Company’s common stock. Immediately following the consummation of the Transactions, Acuitas and its affiliates will beneficially own in the aggregate be 87.5% of the issued and outstanding shares of the Company’s common stock.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement governs the contractual rights between the parties in relation to the Transaction. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Transaction and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Purchase Agreement is not intended to be, and should not be relied upon as, disclosure regarding any facts and circumstances relating to the Company.

The representations, warranties, and covenants contained in the Purchase Agreement have been made solely for the purposes of the Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; are not intended as statements of fact to be relied upon by the parties’ stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders or other security holders. Except as specifically set forth in the Purchase Agreement, security holders are not third party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of any actual state of facts or of the condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements of this Current Report on Form 8-K not misleading.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 regarding the issuance of shares pursuant to the Purchase Agreement is incorporated by reference into this Item 3.02. Such shares will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2021, the Company’s Board of Directors appointed Cuong V. Do as President and Chief Executive Officer of the Company, effective immediately. Mr. Do has served as a director of BioVie since 2016. Previously, Mr. Do was President, Global Strategy Group, at Samsung since February 2015 and the Chief Strategy Officer for Merck from October 2011 to March 2014. Mr. Do is a former senior partner at McKinsey & Company, where he spent 17 years and helped build the healthcare, high tech and corporate finance practices.

Mr. Do’s compensation for his service as the Company’s President and Chief Executive Officer has not yet been determined. The Company will amend this Current Report on Form 8-K disclosing the material terms within four business days of the determination of Mr. Do’s compensation.

Terren Peizer, who served as the Company’s Chief Executive Officer before Mr. Do’s appointment, continues to serve as Chairman of the Company’s Board of Directors. Jonathan Adams, who previously served as the Company’s President, continues to serve as the Company’s Chief Operating Officer.

Item 7.01 Regulation FD Disclosure.

On April 27, 2021, the Company issued a press release announcing its entry into the Purchase Agreement and the appointment of Mr. Do as Chief Executive Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

Also on April 27, 2021, the Company made available an investor presentation relating to the Purchase Agreement. A copy of the investor presentation is furnished herewith as Exhibit 99.2.

The information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Any forward-looking statements contained in this Current Report on Form 8-K are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, information regarding the Transaction, the expected timetable for completing the Transaction, future financial and operating results, and any other statements by the Company’s management regarding future expectations, beliefs, goals, plans, or prospects. Forward-looking statements can often be identified by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will” or the negative of these terms or other comparable terminology. Actual events or results may differ materially and adversely from such forward-looking statements as a result of certain risks and uncertainties including, but not limited to, the occurrence of any event, change, or other circumstances that could give rise to the termination of the Purchase Agreement; the Company’s ability to successfully integrate and advance the assets acquired from NeurMedix; the risk that the Company may not realize the anticipated benefits from the Transaction; the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; risks related to pre-clinical or clinical testing; and other risks and uncertainties described above, as well as those risks and uncertainties discussed from time to time in the Company’s other reports and other public filings with the SEC, including, but not limited to, those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K are made only as of the date hereof and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated April 27, 2021, by and among the Company, NeurMedix, Inc. and Acuitas Group Holdings, LLC*
99.1	Press release dated April 27, 2021
99.2	Investor presentation dated April 27, 2021

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2021	BIOVIE INC.

	By:	/s/ Joanne Wendy Kim
	Name:	Joanne Wendy Kim
	Title:	Chief Financial Officer